Exhibit 99.1


                             UNION COMMUNITY BANCORP
                        P.O. Box 151, 221 E. Main Street
                          Crawfordsville, Indiana 47933

For Immediate Release
Date:    July 22, 2003
Contact: Joseph E. Timmons, President
         (765) 362-2400




                    UNION COMMUNITY BANCORP RELEASES EARNINGS


(Crawfordsville) - Union Community Bancorp (the "Company") (NASDAQ Symbol "UCBC"), the holding company of Union Federal Savings and Loan Association (the "Association"), announced earnings for the six and three months ended June 30, 2003. For the six months ended June 30, 2003, the Company had net income of $1,196,000 compared to $1,540,000 the six months ended June 30, 2002. Basic and diluted earnings per share were $0.59 and $0.58 respectively for the six months ended June 30, 2003 compared to $0.69 for both basic and diluted for the 2002 period. For the three months ended June 30, 2003 net income was $551,000 compared to $893,000 for the 2002 three month period. Basic and diluted earnings per share were $0.28 and $0.39 for the three months ended June 30, 2003 and 2002.

The decrease in net income for the six-month period was primarily attributable to a decrease in net interest income that resulted primarily due to amortization of purchase accounting adjustments which impacted interest expense during the 2002 and 2003 periods. Amortization of purchase accounting adjustments reduced interest expense by $252,000 for the 2003 six-month period compared to $552,000 for the 2002 six-month period. Also contributing to the decrease in net interest income was a decrease in interest rate spread from 3.37% for the six-month period ending June 30, 2002 to 3.00% for the comparable 2003 six-month period.

The decrease in net income for the three-month period ending June 30, 2003 compared to the June 30, 2002 period was due to a decrease in net interest income and an increase in non-interest expenses. Amortization of purchase accounting adjustments reduced interest expense by $126,000 for the three-months ended June 30, 2003 compared to a reduction of $276,000 for the 2002 three-month period. Interest rate spread decreased from 3.50% for the three-month period in 2002 to 2.94% for the 2003 three-month period. The increase in non-interest expense was primarily due to the cost of promoting and offering expanded deposit and lending services at various branch locations and facilities improvements. Among these expanded services and improvements are the preparation for introduction of on-line banking services, the addition of a commercial loan officer at the Lafayette Office, the addition of an ATM at the Williamsport Office and an ATM and additional drive-up at the Main Office.

From December 31, 2002 to June 30, 2003, total assets increased $4.7 million to $274.0 and net loans decreased $7.1 million to $209.6 million. During the same time frame, deposits increased by $7.0 million to $197.2 million. Shareholders' equity decreased $2.2 million to $34.9 million at June 30, 2003. During the six-month period the Company repurchased 178,000 shares of common stock at a total cost of $3.0 million for an average cost of $16.85 per share.

The Company and Association are  headquartered in  Crawfordsville,  Indiana with
two  branch  offices  in   Crawfordsville   and  branch  offices  in  Covington,
Williamsport and Lafayette, Indiana.

The statements contained in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. A number of factors could cause results to differ materially from the objectives and estimates expressed in such forward-looking statements. These factors include, but are not limited to, changes in the financial condition of issuers of the Company's investments and borrowers, changes in economic conditions in the Company's market area, changes in policies of regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, changes in the position of banking regulators on the adequacy of our allowance for loan losses, and competition, all or some of which could cause actual results to differ materially from historical earnings and those presently anticipated or projected. These factors should be considered in evaluating any forward-looking statements, and undue reliance should not be placed on such statements. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.




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

               SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY
                                   (Unaudited)

Balance Sheet Data:                                  June 30,             December 31,
                                                       2003                   2003
                                                     --------             ------------
     Assets
Cash                                                $      670            $      993
Interest-bearing demand deposits                        37,295                35,593
   Cash and cash equivalents                            37,965                36,586
Interest-bearing deposits                                  145                   145
Investment securities available for sale                 5,006                   ---
Investment securities held to maturity                     759                 1,637
Loans, net                                             209,646               216,703
Premises and equipment                                   4,628                 3,239
Federal Home Loan Bank stock                             3,469                 3,424
Investment in limited partnership                          847                   837
Foreclosed assets and real estate held
for development, net                                     1,464                 1,607
Goodwill                                                 2,393                 2,297
Other assets                                             7,683                 2,841
          Total assets                              $  274,005            $  269,316
                                                    ==========            ==========
     Liabilities
Deposits                                            $  197,224            $  190,191
Federal Home Loan Bank advances                         39,514                39,752
Note payable                                               132                   303
Other liabilities                                        2,186                 1,881
                                                    ----------            ----------
          Total liabilities                            239,056               232,127

Shareholders' equity                                    34,949                37,189
                                                    ----------            ----------
          Total liabilities and
             shareholders' equity                   $  274,005            $  269,316
                                                    ==========            ==========
Book value per common share                             $16.64                $16.33
Shares outstanding                                   2,100,000             2,278,000
Average equity to average assets                        13.31%                14.29%
Allowance for loan losses to total loans                 0.52%                 0.47%

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


                                             Three Months Ended              Three Months Ended
                                                  June 30,                        June 30,
                                             2003            2002            2003          2002
                                             ----            ----            ----          ----
Operating Data:
    Total interest and dividend income     $3,952          $4,659           $8,179        $9,279
    Total interest expense                  1,785           2,105            3,706         4,212
                                           ------          ------           ------        ------
       Net interest income                  2,167           2,554            4,473         5,067
    Provision for loan losses                  30              20               60            60
                                           ------          ------           ------        ------
       Net interest income after
         provision for loan losses          2,137           2,534            4,413         5,007
                                           ------          ------           ------        ------
    Other income:
       Service charges on deposit
         accounts                              35              40               71            72
       Equity in losses of limited
         partnership                           --              (8)              10           (13)
       Gain on sale of securities
         available for sale                    --               3               --             9
       Other                                   50              15               72            59
                                           ------          ------           ------        ------
           Total other income                  85              50              153           127
                                           ------          ------           ------        ------
     Other expenses:
        Salaries and employee benefits        759             716            1,479         1,426
        Net occupancy expense                  71              42              147           100
        Equipment expense                      78              80              158           152
        Legal and professional fees            89              68              174           109
        Data processing                       103              69              204           549
        Other                                 294             239              575           479
                                           ------          ------           ------        ------
            Total other expenses            1,394           1,214            2,737         2,815
                                           ------          ------           ------        ------
       Income before income taxes             828           1,370            1,829         2,319
       Income taxes                           277             477              633           779
                                           ------          ------           ------        ------
            Net income                       $551            $893           $1,196        $1,540
                                           ======          ======           ======        ======
Other data:
     Return on average assets               0.79%           1.32%             0.86%         1.13%
     Return on average equity               6.02%           9.25%             6.46%         7.84%
     Basic earnings per share               $0.28           $0.39             $0.59         $0.69
     Diluted earnings per share             $0.28           $0.39             $0.58         $0.69
     Cash dividends per common share        $0.15           $0.12             $0.30         $0.23
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